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                                                                    Exhibit B1.4


                                   CERTIFICATE

         The undersigned, Secretary of The Fairmont Fund Trust, hereby certifies that the attached Amendment No. 3 to the Agreement and Declaration of Trust of The Fairmont Fund Trust has been duly adopted by the Trust pursuant to Section
7.3 of the Agreement and Declaration of Trust. The Agreement and Declaration of Trust was amended by the attached instrument in writing signed by the President of the Trust pursuant to the unanimous vote of the Trustees of the Trust at a meeting held on October 28, 1986.



                                          /s/
                                          ---------------------------------
                                          INDA M. WANGERIN, Secretary
                                          The Fairmont Fund Trust



Date: October 28, 1986


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                             THE FAIRMONT FUND TRUST
              AMENDMENT NO. 3 TO AGREEMENT AND DECLARATION OF TRUST

         Section 1.1 of the Agreement and Declaration of Trust of The Fairmont Fund Trust is hereby amended to read as follows:

                  Section 1.1 Name and Principal Office. This Trust shall be known as "The Fairmont Fund Trust" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine. The principal office of the Trust shall be located at 2705 Citizens Plaza, Louisville, Kentucky or such other location as the Trustees may from time to time determine.

         Pursuant to Section 4.1 of the Agreement and Declaration of Trust of The Fairmont Fund Trust and effective upon the execution of this document, the undersigned, being a majority of the Trustees of The Fairmont Fund Trust, hereby establish a new series of shares of the Trust and designate such series "The Warrior Fund." The relative rights and preferences of The Warrior Fund series of shares shall be those rights and preferences set forth in Section 4.2 of the Agreement and Declaration of Trust of The Fairmont Fund Trust.

         This document shall have the status of an amendment to said Agreement and Declaration of Trust.

                                       THE FAIRMONT FUND TRUST

                                        By /s/
                                          ---------------------------------
                                          OSCAR S. BRYANT, JR., PRESIDENT

STATE OF KENTUCKY   )
                    )    ss:
COUNTY OF JEFFERSON )

         Subscribed and sworn to before me on behalf of The Fairmont Fund Trust by OSCAR S. BRYANT, JR., its President, this 28th day of October, 1986.

                                          /s/
                                          ---------------------------------
                                          Inda M. Wangerin
                                          Notary Public

My Commission Expires:
March 15, 1988
--------------------------------

This instrument prepared by:
/s/
--------------------------------
KAREN M. MCLAUGHLIN
Attorney at Law
Brown, Cummins & Brown Co., L.P.A.
Six East Fourth Street, Suite 1400
Cincinnati, Ohio 45202